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                                 EXHIBIT 10.60


                           REVOLVING LOAN AGREEMENT
   RELATING TO THE SOUTHTRUST BANK N.A. $19,003,000 REVOLVING LINE OF CREDIT
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                           REVOLVING LOAN AGREEMENT

     THIS REVOLVING LOAN AGREEMENT (this "Loan Agreement") is entered into as of the 15/th/ day of December, 2000, by and between WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation ("Lender").

                               R e c i t a l s:

     Lender has agreed, subject to the terms and conditions set forth herein, to make available to Borrower a revolving credit facility in the maximum principal amount of $19,003,000.00 (or, if lesser, the Borrowing Base hereinafter described). Borrower and Lender have entered into this Loan Agreement to establish the terms and conditions of the such revolving credit facility.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, and warranties hereinafter set forth and of the sum of Ten Dollars ($10.00) in hand paid by each party hereto to the other, Borrower agrees with Lender, and represents and warrants to Lender, and Lender agrees with Borrower, as follows:

               ARTICLE ONE - DEFINITIONS OF GENERAL APPLICATION

     In addition to any other terms that are defined in this Loan Agreement, the following terms shall have the following meanings unless the context hereof otherwise indicates:

          "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall not include any such person or group of persons who buy shares pursuant to an offering filed with the Securities Exchange Commission.

          "Advance" means any principal advance under the Revolving Loan made by Lender pursuant to the terms of this Loan Agreement.

          "Advance Request" means a written request for an Advance delivered by Borrower to Lender pursuant to Section 2.4 hereof.

          "Affiliate" means, as to any Person, any other Person (i) who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) who is a substantial creditor, customer, or supplier of such Person, (iii) who is a director, officer, manager, partner, member, shareholder, employee, or employer of such Person, or (iv) who is a member of the immediate family of such Person. "Control," as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case might be.

          "Authorized Representative" means the Person or Persons designated as such in Disbursement Authorization. If more than one Person is designated as an Authorized Representative, then the provisions of this Loan Agreement relating to the Authorized Representative shall apply to

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                                               Revolving Loan Agreement - Page 1
                                                  Wells Operating Partnership LP
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     each such Person individually, and not jointly with any or all other
     Persons designated as the Authorized Representative.

          "Borrowing Base" means, for any specified date, the amount equal to the least of the following amounts:

               (i) Sixty percent (60%) of the aggregate appraised fair market value of Properties, as determined by Lender based upon the most recent appraisals delivered to Lender pursuant to Section 3.2.4 or Section 5.2.4 hereof; or

               (ii) Seventy percent (70%) of the aggregate actual cost of Borrower's acquisition and/or construction of the Properties, as determined by Lender based upon information and data furnished to Lender by Borrower and other independent sources reasonably acceptable to Lender; or

               (iii) The quotient of (A) the combined Net Operating Income from the Properties for the Trailing 12 Month Period (unless Lender, in its sole discretion, selects a shorter period of calculation), divided by (B) the Debt Service Coverage Ratio, with the resulting figure being further divided by (C) the Mortgage Constant.

          "Borrower" means Wells Operating Partnership, L.P., a Delaware limited partnership, and its successors and permitted assigns under the terms of this Loan Agreement.

          "Borrower Party" means each of Borrower, any general partner of Borrower, and Guarantor, and "Borrower Parties" means all of such Persons collectively.

          "Business Day" means a day which is not a public holiday and on which banks in Atlanta, Georgia, are customarily open for business.

          "Change in Control" means the earliest to occur of (i) the date on which Wells REIT ceases for any reason whatsoever to be the sole general partner of Borrower, or (ii) the date on which Wells REIT shall cease for any reason to be the holder of 90% of the voting interest of Borrower or to own at least 90% of the equity, profits,or other limited partnership interests in, or any other securities or ownership interests) of, Borrower, or (c) the date on which any Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than 20% of the total voting equity capital (or of any other securities or ownership interest) of Wells REIT then outstanding, or (d) the replacement (other than solely by reason of retirement at age sixty-five or older, death, or disability) of more than fifty percent (50%) (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors or an equivalent governing body) of Wells REIT over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Wells REIT then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved.

          "Closing Date" means the date on which the initial Advance is made by Lender to Borrower hereunder.

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                                             Revolving Loan Agreement - Page 2
                                                  Wells Operating Partnership LP
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          "Collateral" means the Properties and other collateral from time to time or at any time encumbered by the Security Documents, including all after-acquired property and all other collateral from time to time given by Borrower or any other Person to secure the Obligations.

          "Collateral Addition Date" means the date on which any Property is added to the Collateral Pool in accordance with the conditions set forth in Article Three hereof.

          "Collateral Pool" means the aggregate total of the Collateral.

          "Commitment Period" means the period beginning on the Closing Date and ending on the date that is sixty (60) days before the Maturity Date.

          "Debt Service Coverage Ratio" means 1.35.

          "Default" means the occurrence of any event or circumstance that, but for only the giving of any notice by Lender or the passage of any cure period (or both) required under the terms of this Loan Agreement or any other Loan Document, would constitute an Event of Default.

          "Default Rate" shall have the meaning assigned to such term in the Note.

          "Event of Default" shall have the meaning assigned to such term in Section 7.1 hereof.

          "GAAP" means general accepted accounting principles, consistently applied.

          "Governmental Authority" means any court, board, agency, commission, office, or authority of any nature whatsoever for any governmental or quasi-governmental unit (federal, state, county, district, municipal, city, or otherwise), whether now or hereafter in existence.

          "Guarantor" means, whether one or more, all present or future endorsers, Guarantor, and sureties of the Obligations (or any portion thereof). The initial Guarantor is Wells REIT.

          "Guaranty Agreement" means each agreement or instrument at any time executed by Guarantor for the benefit of Lender with respect to the Obligations, as from time to time amended, replaced, restated, supplemented, or consolidated pursuant to the applicable term thereof.

          "Leases" means any and all existing and future leases, subleases, rental agreements, and other occupancy agreements, whether oral or written and whether or not of record, for the use or occupancy of any portion of any Property, together with all amendments to, and renewals and extensions of, said leases, subleases, rental agreements, and other occupancy agreements, all guaranties with respect thereto, all work letter agreements, improvements agreements, and other agreements with any tenant, all default letters or notices, estoppel letters, rental adjustment notices, escalations notices, and other correspondence in regard thereto, and all credit reports and accounting records in regard thereto.

          "Legal Requirement" and "Legal Requirements" means, as the case might be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements, even if unforseen or extraordinary, of every duly constituted Governmental Authority (but excluding those which by their terms are not applicable to and do not impose any obligation on Borrower or any Property), including, without limitation, the requirements and

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                                               Revolving Loan Agreement - Page 3
                                                  Wells Operating Partnership LP
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     conditions of any Permits and all covenants, restrictions, and conditions now or hereafter of record that might be applicable to Borrower or any Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction of any Property, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities
     Act and regulations promulgated thereunder) or results in interference with the use or enjoyment of any Property or (ii) requires Borrower to carry insurance other than as required by the provisions of this Loan Agreement, the Leases, and the Loan
     Documents.

          "Loan Account" means the depositary account established by Borrower with Lender, as more particularly identified in the Disbursement Authorization.

          "Loan Agreement" means this Revolving Loan Agreement, as from time to time amended, replaced, restated, supplemented, restated, or consolidated pursuant to the applicable provisions hereof.

          "Loan Documents" means collectively this Loan Agreement, the Note, the Security Documents, the Guaranty Agreements, and any and all other documents now or hereafter executed by Borrower, Guarantor, or any other Person which evidences, relates to, is executed in connection with, or secures the Loan.

          "Management Agreement" means (i) that certain Management Agreement by and between Wells REIT, as owner, and Wells Management Company, Inc., as manager, dated January 30, 1998, and as assigned to Borrower pursuant to that certain Assignment and Assumption of Management Agreement dated May 3, 2000, and (ii) any management agreement for the Property hereafter approved in writing by Lender pursuant to the applicable provisions of the Loan Documents.

          "Manager" means the Person initially selected by Borrower to manage the Property pursuant to the Management Agreement, and any replacement manager of the Property hereafter approved in writing by Lender in accordance with the applicable provisions of the Loan Documents.

          "Material Adverse Effect" means, with respect to any circumstance, act, condition, or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (i) the business, operations, property, or condition (financial or otherwise) of any Borrower Party, (ii) the present or future ability of any Borrower Party to perform the Obligations for which it is liable,
     (iii) the validity, priority, perfection or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, or (iv) the value of, or the Lender's ability to have recourse against, any Collateral.

          "Maturity Date" means June 10, 2002.

          "Maximum Loan Amount" means the principal sum of $19,003,000.00.

          "Mortgage Constant" means a mortgage constant of 10.07%, as such mortgage constant may be adjusted from time to time in Lender's reasonable judgment based upon Lender's then current permanent loan underwriting criteria for projects comparable to the Properties.

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                                               Revolving Loan Agreement - Page 4
                                                  Wells Operating Partnership LP
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          "Net Operating Income" shall mean the net operating income for a
     Property, as determined by Lender based on reasonable and prudent underwriting standards and in accordance with GAAP, with the following considerations and qualifications:

               (i) Operating income shall be reduced by an sub-market economic vacancy and collection adjustment, as determined by Lender, unless the actual vacancy and collections adjustment for a Property is higher, in which case Lender may, in its discretion, choose between the actual vacancy rate and collection adjustment and the sub-market vacancy rate and collections adjustment;

               (ii) operating income shall include sundry, parking, and reimbursable expenses, to the extent reported on the Operating Statements for the Property and deemed recurring and sustainable (provided that aggregate other income shall not exceed five percent (5%) of total gross income), and all extraordinary and non-recurring income shall be excluded from operating income ;

               (iii) non-cash expenses shall be excluded from operating expenses;

               (iv) operating expenses, insurance, and real estate taxes shall be determined on a Stabilized Basis (as defined below);

               (v) the actual management fees payable pursuant to the Management Agreement shall be treated as an operating expenses during each month of the Trailing 12 Month Period;

               (vi) a reasonable, market replacement reserve shall be treated as an operating expense during each month of the Trailing 12 Month Period;

               (vi) with respect to any Lease with a term that commenced during the Trailing 12 Month Period, the minimum base rent from such Lease shall be included in the calculation of Net Operating Income as if such Lease had been in effect throughout the Trailing 12 Month Period, provided that the Tenant thereunder has accepted possession of its demised premises and as commenced payment of minimum base rent prior to the end of the Trailing 12 Month Period;

               (vii) rent payable pursuant to any Lease that is in default or is subject to rental abatement, and any Lease that expires or terminates (or the Tenant thereunder has the unilateral right to terminate such Lease) during the Trailing 12 Month Period or shall expire within ninety (90) days following the end of the Trailing 12 Month Period shall not be treated as operating income; and

               (viii) any discount, concession, free rent, allowance, inducement, or other agreement whereby any item or consideration of value of any nature (other than the right of occupancy of the Tenant's demised premises) is granted or provided under any Lease shall be prorated over the current term of such Lease for purposes of calculating operating income.

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                                               Revolving Loan Agreement - Page 5
                                                  Wells Operating Partnership LP
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          "Obligations" means the aggregate of all principal and
     interest owing from time to time under the Note, and all expenses, charges, and other amounts from time to time owing under the Note, this Loan Agreement, or any of the other Loan
     Documents, and all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Note, this Loan Agreement, and the other Loan
     Documents.

          "Officer's Certificate" shall mean a certificate in the form of Exhibit A attached hereto executed by the chief executive officer or executive vice president of the Person on whose behalf such certificate is being executed (or, if applicable, the chief executive officer of the general partner or manager of such Person).

          "Operating Statement" shall mean any operating statement, including income and expense statement and statement of cash flows, with respect to the Property, of which shall be prepared in accordance with GAAP throughout the periods covered by such statement and which fairly present the financial condition of Borrower and the Property as of their respective dates and the results of operations and changes in financing position of Borrower and the Property for the periods then ended. Each Operating Statement shall be prepared on an accrual basis or, in the alternative, Borrower shall provide Lender all data necessary to constitute the adjustments necessary to convert such Operating Statement to accrual basis Operating Statement.

          "Permits" means all licenses, permits, certificates, approvals, authorizations, and registrations required by or obtained from any Governmental Authority with respect to the construction, ownership, rental, operation, use, or occupancy of the Property, including, without limitation, business licenses, zoning approvals and variances, food and beverage service licenses, and licenses to conduct business.

          "Permitted Encumbrances" means collectively (i) liens at any time existing in favor of Lender, (ii) the matters affecting title to the Land described in title insurance commitment issued in favor of Lender in connection with the execution and delivery of this Loan Agreement, provided that such matters are accepted by Lender in writing in Lender's discretion, (iii) statutory liens incurred in the ordinary course of business for the purchase of labor, services, materials, equipment, or supplies, or with respect to workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, which are not delinquent or are paid or bonded and removed of record in a manner satisfactory to Lender, and (iv) liens for real property taxes, assessments, or governmental charges or levies for the current year, the payment of which is not delinquent.

          "Person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, and any Governmental Authority.

          "Property" means each of the improved parcels of real estate described in Exhibit A attached hereto, which are intended to be included in the Collateral Pool on or after the Closing Date. No property other than the Properties shall be eligible for inclusion into the Collateral Pool except as may be approved by Lender in writing in its discretion.

          "Rent Roll" shall mean each rent roll for any Property delivered by Borrower pursuant to this Loan Agreement, each of which shall show (i) a description (by rentable square feet and location or unit number) of the lease space; (ii) the name of the current tenants; (iii) the commencement and expiration dates of the original Leases and any renewal terms thereof; (iv) the rents during the term thereof; (v) all rents prepaid by tenants; (vi) all delinquent rents; (vii) all concessions, allowances,

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                                               Revolving Loan Agreement - Page 6
                                                  Wells Operating Partnership LP
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     credits, and abatements to which any tenant is entitled; (viii)
     the security deposit given by any tenant and interest accrued thereon; and (ix) the identification of any security given to secure any tenant's obligations including, without limitation, the identity of any guarantor of any Lease.

          "Revolving Loan" means the revolving loan facility established by Lender in favor of Borrower pursuant to Section
     2.1 hereof.

          "Revolving Note" means the Revolving Note of even date herewith evidencing Borrower's promise to repay the Revolving Loan with interest thereon, as the same might hereafter be amended, extended, renewed, replaced, supplemented, restated, or consolidated pursuant to the applicable provisions thereof.

          "Security Documents" means collectively all Security Instruments, separate assignments of leases and rents, and any and all other documents, instruments, or financing statements heretofore or hereafter executed by Borrower, Guarantor, or any other Person for the benefit of Lender as security for all or any part of the Obligations.

          "Security Instrument" means any mortgage or deed of trust executed by Borrower for the benefit of Lender with respect to any Property, as the same might hereafter be amended, extended, replaced, supplemented, restated, or consolidated pursuant to the applicable provisions thereof.

          "Senior Management" shall mean (i) the Chief Executive Officer, Chairman of the Board, President, and Chief Operating Officer of Borrower or Guarantor, and (ii) any other Persons with responsibility for any of the functions typically performed in a corporation by the officers described in clause (i).

          "Stabilized Basis" shall mean the annualization of payments, including the adjustments for payments that have seasonal variation, together with adjustment, as necessary for levels of occupancy and service, to reflect the level of expense that would exist upon achievement of a stabilized occupancy for properties similar in nature and in the general vicinity of the Property, as determined by Lender. Lender may rely solely upon pro forma payments estimated by Lender's appraiser and other prevailing market conditions and information in determining the Stabilized Basis of any payments and such determination shall control regardless of the actual level of payments experienced by Borrower before or after the Property achieves stabilized occupancy.

          "Title Company" means the issuer of the mortgagee's policy of title insurance with respect to any Security Instrument, as approved by Lender in its discretion.

          "Trailing 12 Month Period" means, for any specified date, the twelve (12) month period ending with the last day of the most recent fiscal quarter of Borrower for which financial statements have been delivered by Borrower to the Lender pursuant to Section
     5.1.5 hereof.

          "Wells REIT" means Wells Real Estate Investment Trust, Inc., a Maryland corporation.

                    ARTICLE TWO - REVOLVING LOAN

     2.1  Commitment.  Subject to the terms and conditions set forth in this
          ----------
Loan Agreement, Lender agrees and commits to make Advances to Borrower from time to time during the Commitment Period in an aggregate principal

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                                               Revolving Loan Agreement - Page 7
                                                  Wells Operating Partnership LP
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amount not to exceed, at any one time outstanding, the lesser of (i) the Maximum
Loan Amount or (b) the Borrowing Base. Within the aforesaid limits, Borrower may, at its option, from time to time, subject to the terms and conditions hereof, without penalty, borrow, repay, and reborrow amounts under the Revolving Loan.

     2.2   Calculation of Borrowing Base.  Lender shall calculate the Borrowing
           -----------------------------
Base on the Closing Date and as of the end of each fiscal quarter of Borrower subsequent to the Closing Date within ten (10) days after Lender's receipt of the financial statements, reports, and certificates required under Section 5.1.5 hereof with respect to the Properties. If Borrower fails to deliver any such financial statements, reports, and certificates within the time limits prescribed in Section 5.1.5 hereof with respect to any Property, then Lender may, in its sole discretion, exclude such Property entirely for purposes of calculating the Borrowing Base. At Borrower's request, Lender shall notify Borrower in writing as to the amount of the Borrowing Base so calculated by Lender and the basis thereof in reasonably detail. Lender's calculation of the Borrowing Base shall be binding and conclusive upon Borrower absent manifest error. Lender may, in good faith but in its discretion, consider any and all information and data available to Lender regarding the Properties in determining the Borrowing Base and shall not be restricted only to the financial statements, reports, and certificates delivered by Borrower to Lender.

     2.3   Overadvances.  If the aggregate amount of Advances outstanding under
           ------------
the Revolving Loan at any time exceeds the Borrowing Base as the result of a decline in the Borrowing Base or for any other reason whatsoever (the amount of such excess being herein referred to as an "Overadvance"), then Borrower shall pay to Lender an amount equal to such Overadvance within seven (7) Business Days after notice from Lender of such Overadvance. Until so paid, any Overadvance shall bear interest as provided in the Revolving Note and shall constitute Obligations which are secured by the Collateral pursuant the Security Documents.

     2.4   Funding of Advances.  To obtain an Advance, Borrower may from time to
           -------------------
time deliver to Lender a written request for an Advance (an "Advance Request"). In each Advance Request, Borrower shall specify the amount and intended use of the requested Advance and the date that the requested Advance is to be made (which date shall be at least five (5) Business Days after Lender's receipt of the Advance Request). Each Advance shall be accompanied by an Officer's Certificate certifying that (i) Borrower has complied with and is in compliance with all terms, covenants, and conditions of this Loan Agreement and the other Loan Documents, (ii) no Default or Event of Default exists or, if such is not the case, that one or more specified Defaults or Events of Default have occurred, and (iii) the representations and warranties contained in this Loan Agreement are true with the same effect as though made on the date of such Officer's Certificate. Each Advance shall be in the minimum amount of $2,000,000.00. If all conditions precedent to such Advance contained in Article Three hereof are satisfied, Lender shall make the requested Advance by depositing the proceeds thereof into the Loan Account. Each Advance shall be made at the main office of Lender in Birmingham, Alabama (or such other place as Lender may designate), and Lender not be obligated to make more an one (1) Advance per calendar month during the Commitment Period. Each submission by Borrower to Lender of an Advance Request (whether or not such Advance Request complies with the provisions of this Section) shall constitute Borrower's representation and warranty to Lender that all conditions to the Advance set forth in this Loan Agreement are satisfied. The provisions of this Section are solely for the benefit of Lender. Lender may, at its election, make one or more Advances to Borrower upon written or oral disbursement requests not complying with the requirements of this Section, and all such Advances shall, in the absence of bad faith by Lender, conclusively be deemed to be within the Obligations to the same extent as if they were made in strict compliance with the requirements of this Section.

     2.5   Interest Rate and Repayment Terms.  Interest shall accrue of the
           ---------------------------------
principal amount outstanding under the Revolving Loan at the rate(s), and calculated by the method, set forth in the Revolving Note. Accrued interest
shall be paid monthly on the dates set forth in the Note.   Unless payment is
required to be made earlier under the terms of the Note or this Loan Agreement following the occurrence of an Event of Default, Borrower shall pay the entire principal amount outstanding under the Revolving Loan, together with all accrued but unpaid interest and other agreed charges, in full on the Maturity Date.

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                                               Revolving Loan Agreement - Page 8
                                                  Wells Operating Partnership LP
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     2.6  Commitment Fee.  Borrower shall pay to Lender a commitment fee in the
          --------------
amount of $33,357.00 (the "Commitment Fee"), which Commitment Fee (i) shall be deemed fully earned at the closing of the transactions contemplated hereby, (ii) shall be paid at the time of the initial Advance under the Loan, and (iii) shall not be subject to refund or rebate under any circumstance whatsoever. The Commitment Fee is intended to compensate Lender for the costs associated with the origination, structuring, processing, approving, and closing of the transactions contemplated by this Loan Agreement, including, but not limited to, administrative and general overhead, but not including any out-of-pocket or other expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Loan Agreement or any of the Loan Documents.

     2.7  Advance Fee.  Concurrently with the making of any Advance by Lender to
          -----------
Borrower, Borrower shall pay to Lender a fee in the amount equal to 0.125% of the Advance amount (each an "Advance Fee"). Each Advance Fee (i) shall be deemed fully earned at the time the Advance is made and (ii) shall not be subject to refund or rebate under any circumstance whatsoever. The Advance Fee is intended to compensate Lender for the costs associated with the administration, processing, and closing of each Advance, including, but not limited to, administrative and general overhead, but not including any out-of-pocket or other expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Loan Agreement or any of the Loan Documents.

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                                               Revolving Loan Agreement - Page 9
                                                  Wells Operating Partnership LP

                     ARTICLE THREE - CONDITIONS PRECEDENT

     3.1  General Conditions Precedent.  The obligations of Lender under this
          ----------------------------
Loan Agreement to close the Revolving Loan, to make the initial Advance hereunder, and to add any Property to the Collateral Pool (and to include such Property in the determination of the Borrowing Base) are subject to the satisfaction of the following conditions precedent:

          3.1.1   Execution of Loan Documents.  Execution, delivery,
                  ---------------------------
     and, when appropriate, recording or filing of this Loan
     Agreement, the Note, the Guaranty Agreement, the Security
     Documents, and all other Loan Documents, all in form and content satisfactory to Lender.

          3.1.2   Delivery of Advance Request.  Receipt by Lender of
                  ---------------------------
     an Advance Request with respect to the initial Advance.

          3.1.3   Payment of Commitment Fee and Advance Fee.  With
                  -----------------------------------------
     respect to the closing of the Revolving Loan and the making of the initial Advance, payment by Borrower of the Commitment Fee and the Advance Fee applicable to the initial Advance.

          3.1.4   Payment of Expenses.  The payment or reimbursement
                  -------------------
     by Borrower of all expenses incurred by or due to Lender in connection with the Revolving Loan, the Loan Documents, and the addition of the Property to the Collateral Pool, including, but not limited to, tax service monitoring fees, fees and taxes on the Security Documents (including recording taxes), title insurance premiums, and fees and expenses of Lender's counsel.

          3.1.5   Proceedings.  Receipt by Lender of certified copies
                  -----------
     of the organizational documents for Borrower, together with evidence that Borrower is qualified, registered, and in good standing in the state of its organization or formation and in the state where the Property is located (or evidence satisfactory to Lender and its counsel that such qualification and registration is not required under Legal Requirements), and certified resolutions of the governing body of Borrower authorizing the Loan, the execution and delivery of the Loan Documents, the addition of the Property to the Collateral Pool, and the consummation or undertaking of all Obligations.

          3.1.6   Legal Opinions.  Receipt by Lender's counsel of an
                  --------------
     opinion of counsel for Borrower Parties in form and substance satisfactory to Lender's counsel.

          3.1.7   Other Matters. Such additional legal opinions,
                  -------------
     certificates, proceedings, instruments, and other documents required under the terms of the Commitment or as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with Legal Requirements, (ii) the truth and accuracy, as of the date of this Loan Agreement, of the representations and warranties of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.

     3.2  Further Conditions Precedent to Addition of Properties to Collateral
          --------------------------------------------------------------------
Pool.  In addition to the conditions precedent set forth in Section 3.1 above,
----
no Property shall be added to the Collateral Pool, nor shall any Property be included for purposes of determining the Borrowing Base, unless and until the following conditions precedent have been satisfied with respect to such
Property:

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 10
                                                  Wells Operating Partnership LP

          3.2.1  Survey.  Receipt by Lender of a current survey of the
                 ------
      Property prepared by a registered land surveyor in accordance with Lender's standard survey memorandum and including the certification of the surveyor as to whether the Property or any portion thereof is within or without a special flood hazard area according to a FIA flood hazard boundary map issued by the Department of Housing and Urban Development Federal Insurance Administration.

          3.2.2  Title Insurance.  Receipt by Lender of a paid title
                 ---------------
     insurance policy issued by the Title Company in form and content acceptable to Lender, which insures that Lender holds a valid first lien and security interest in the Mortgaged Property pursuant to the Security Instrument, free and clear of all defects and encumbrances except the Permitted Encumbrances and such other matters as Lender might approve in its discretion, and containing (i) full coverage against liens of mechanics, materialman, laborers, and any other parties who might claim statutory or common law liens, (ii) no other "standard exceptions" to coverage, including survey exceptions, other than those approved by Lender, (iii) a "tie in" endorsement in form and substance satisfactory to counsel for Lender, and (iv) any additional endorsements reasonably required by Lender.

          3.2.3  Lien Search.  Receipt by Lender of a certification from
                 -----------
     the Title Company or an attorney acceptable to Lender (which shall be updated from time to time at Borrower's expense upon request by Lender) that a search of the public records disclosed no conditional sales contract, chattel mortgages, leases of personalty, financing statements, title retention agreements, tax liens, or judgment liens that affects the Property, except those in favor of Lender.

          3.2.4  Appraisal.  Receipt by Lender of an appraisal of the
                 ---------
     Property prepared in conformity with Lender's standard requirements.

          3.2.5  Environmental Assessment.  Receipt by Lender of an
                 ------------------------
     environmental site assessment of the Property prepared in conformity with Lender's standard guidelines and otherwise acceptable to Lender in all respects.

          3.2.6  Operating Statements and Rent Roll.  Receipt by Lender
                 ----------------------------------
     of current Operating Statements and Rent Rolls for the Property, certified as true and correct by the chief financial officer of Borrower, which shall be in form and content acceptable to Lender and are sufficient for Lender to determine the Net Operating Income for the Property for the Trailing 12 Month Period.

          3.2.7  Insurance.  Receipt by Lender of suitable policies of
                 ---------
     insurance against fire and other hazards in accordance with applicable requirements of this Loan Agreement, the Security
     Documents, any Major Lease, and Legal Requirements.

          3.2.8  Access and Utilities.  Receipt by Lender of evidence
                 --------------------
     satisfactory to Lender as to (i) the methods of access to and egress from the Property and nearby or adjoining public ways, meeting the reasonable requirements of projects that are similar to the Property and the status of completion of any required improvements to such access, (ii) the availability of storm and sanitary sewer facilities meeting the reasonable requirements of the Property, and (iii) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Property.

          3.2.9  Legal Requirements.  Receipt by Lender of evidence
                 ------------------
     satisfactory to Lender as to the compliance of the Property with Legal Requirements.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 11
                                                  Wells Operating Partnership LP

          3.2.10  Leases.  Receipt by Lender of a certified copy of all
                  ------
     Leases in effect with respect to the Property, containing terms and conditions that are acceptable to Lender in its discretion, together with such supplementary agreements from Tenants as Lender might request, including an estoppel letter and a subordination and attornment agreement in form and substance satisfactory to Lender.

          3.2.11  Management Agreement.  Receipt by Lender of the
                  --------------------
     Management Agreement, together with a subordination agreement, in form satisfactory to Lender, pursuant to which the Manager's rights under the Management Agreement are subordinated to the rights of Lender pursuant to the Loan Documents and addressing such other matters as Lender may request.

          3.2.12  Accuracy of Representations and Warranties.  All
                  ------------------------------------------
     representations and warranties of Borrower contained in this Loan Agreement or in the other Loan Documents pertaining to the Property (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects as of the Collateral Addition Date with the same effect as those such representations and warranties had been made on and as of the date of such Collateral Addition Date, and Lender shall have received an Officer's Certificate dated as of the Collateral Additional Date from Borrower certifying to the foregoing matters.

          3.2.13  Other Matters. Such additional legal opinions,
                  -------------
     certificates, proceedings, instruments, and other documents as Lender or its counsel may reasonably request to evidence (i) compliance of the Property with Legal Requirements, (ii) the truth and accuracy, as of the Closing Date of the representations and warranties of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the Closing Date, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.

     3.3  Conditions Precedent to Future Advances.  The obligation of Lender to
          ---------------------------------------
make any Advance after the initial Advance hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the disbursement of such Advance and to the satisfaction of the following conditions at the time of (and after giving effect to) the making of such
Advance:

          3.3.1   No Default.  After giving effect to the Advance to be
                  ----------
     made, no Default or Event of Default has occurred or will occur as of the date of such Advance.

          3.3.2   Accuracy of Representations and Warranties.  All
                  ------------------------------------------
     representations and warranties of Borrower contained in this Loan Agreement or in the other Loan Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as those such representations and warranties had been made on and as of the date of such Advance.

          3.3.3   No Adverse Proceedings.  No action or proceeding have
                  ----------------------
     been instituted or be pending before any court or other
     Governmental Authority or, to the knowledge of Borrower, threatened, which reasonably could be expected to have a Material Adverse Effect or the intended or actual use, occupancy, or operation of the Properties.

          3.3.4   No Violations.  The Advance to be made and the use
                  -------------
     thereof shall not contravene, violate, or conflict with, or involve Lender in any violation of, any Legal Requirement.

     3.4  No Waiver.  If Lender, at its option, elects to make one or more
          ---------
Advances prior to receipt and approval of all items required by this Article Three, such election shall not obligate Lender to make any subsequent Advance
________________________________________________________________________________
                                              Revolving Loan Agreement - Page 12
                                                 Wells Operating Partnership LP
requested by Borrower. The closing of the Revolving Loan and execution of this Loan Agreement shall not be construed as approval by Lender of items submitted prior to closing or as a waiver of the right to require other items required by this Loan Agreement or corrections or additional items that might be necessary to Lender upon Lender's review of any items received after closing.

                 ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES

     4.1  Representations and Warranties Regarding Borrower Parties.  Borrower
          ---------------------------------------------------------
represents and warrants to Lender that:

          4.1.1  Due Organization and Qualification. Borrower is a
                 ----------------------------------
     limited partnership duly organized, validly existing, and in good standing under the laws of the state of its formation as set forth in the heading of this Loan Agreement and is qualified to transact business and is in good standing in each state in which the Properties are located and in each other jurisdiction where the failure to be so qualified and to be in good standing would adversely affect the conduct of its business or the validity of, the enforceability of, or the ability of Borrower to perform, the Obligations.

          4.1.2  Power and Authority.  Borrower has the requisite power
                 -------------------
     and authority to (i) to own the its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Loan Documents and (ii) to execute and deliver this Loan Agreement and the other Loan Documents, to incur and perform the Obligations, and to carry out the transactions contemplated by this Loan Agreement and the other Loan Documents.

          4.1.3  Due Authorization.  The execution, delivery, and
                 -----------------
     performance of this Loan Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Borrower as a condition to the valid execution, delivery, and performance by Borrower of this Loan Agreement and the other Loan Documents.

          4.1.4  Enforceability.  This Loan Agreement and each of the
                 --------------
     other Loan Documents have been duly authorized, executed, and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be affected by applicable conservatorship, bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally. This Loan Agreement and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim, or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim, or defense with respect thereto.

          4.1.5  No Conflicts.  Neither the execution and delivery of
                 ------------
     this Loan Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement and the other Loan Documents, nor the performance of the Obligations (i) conflicts with or result in (or will conflict with or result in) any breach or violation of any Legal Requirement enacted or issued by any Governmental Authority or other agency having jurisdiction over Borrower or any of the Properties, or any judgment or order applicable to Borrower, or to which Borrower or any of the Properties is subject; (ii) conflicts with or result in (or will conflict with or result in) any material breach or violation of, or constitute a default under, any of the terms, conditions, or provisions of Borrower's

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 13
                                                  Wells Operating Partnership LP
     organizational documents, any indenture, existing agreement, or other instrument to which Borrower is a party, or to which Borrower or any of the Properties is subject; (iii) results in or requires (or will result in or require) the creation of any lien on all or any of the Properties, except for the Permitted Encumbrances; or (iv) requires
     (or will require) the consent or approval of any creditor of Borrower, any Governmental Authority, or any other Person except such consents or approvals that have already been obtained.

          4.1.6  Pending Litigation or other Proceedings.  There is no
                 ---------------------------------------
     pending or, to the best knowledge of Borrower, threatened action, suit, proceeding, or investigation, at law or in equity, before any court, board, body, or official of any Governmental Authority or arbitrator against or affecting any of the Properties or any other portion of the Collateral or other assets of Borrower, which, if decided adversely to Borrower, would have, or may reasonably be expected to have, a Material Adverse Effect. Borrower is not in default with respect to any order of any Governmental Authority.

          4.1.7  Solvency.  Borrower is not insolvent and will not be
                 --------
     rendered insolvent by the transactions contemplated by this Loan Agreement or the other Loan Documents, and after giving effect to such transactions, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Borrower have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There
     (i) is no contemplated, pending or, to the best of Borrower's knowledge, threatened bankruptcy, reorganization, receivership, insolvency, or like proceeding, whether voluntary or involuntary, affecting any Borrower Party or any of the Properties and (ii) has been no assertion or exercise of jurisdiction over any Borrower Party or any of the Properties by any court empowered to exercise bankruptcy powers.

          4.1.8  No Contractual Defaults.  There are no defaults by
                 -----------------------
     Borrower or, to the knowledge of Borrower, by any other Person under any contract to which Borrower is a party relating to any of the Properties, including any management, rental, service, supply, security, maintenance, or similar contract, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, and are not reasonably be expected to have, a Material Adverse Effect. Neither Borrower nor, to the knowledge of Borrower, any other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any of the Properties.

          4.1.9  Compliance with the Loan Documents.  Borrower is in
                 ----------------------------------
     compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by Borrower in the Loan Documents are true, complete and correct and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          4.1.10 Non-Foreign Person.  Borrower is not a "foreign person"
                 ------------------
     within the meaning of (S) 1445(f)(3) of the Internal Revenue Code.

          4.1.11 ERISA.  Neither Borrower nor Wells REIT has established
                 -----
     and is a party to an "employee benefit plan" within the meaning of
     Section 3(3) of Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or any other option or deferred compensation plan or contract for the benefit of its employees or officers, pension, profit sharing or retirement plan,

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 14
                                                  Wells Operating Partnership LP
     redemption agreement, or any other agreement or arrangement with any officer, director or owner, members of their families, or trusts for their benefit, and the assets of Borrower do not and shall not constitute "plan assets" of one more such plans for purposes of ERISA.

          4.1.12  Ownership.  The ownership of all interests in Borrower
                  ---------
     have been accurately disclosed to Lender in writing. Except for warrants that have been issued to some of the directors of Wells REIT, there are no outstanding warrants, options, or rights to purchase any ownership interests of Borrower, nor does any Person have a Lien upon any of the ownership interests of Borrower.

          4.1.13  Investment Company Act.  Borrower is not (i) an
                  ----------------------
     "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation that purports to restrict or regulate its ability to borrow money.

          4.1.14  Financial Information.  The financial projections
                  ---------------------
     relating to Borrower and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by Borrower, in good faith at the time of preparation, to be reasonable, and Borrower is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The financial statements of Borrower and any Rent Roll for the Properties which have been furnished to Lender are complete and accurate in all material respects and present fairly the financial condition of Borrower and the leasing status of the Properties, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such financial statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of Borrower have been prepared in accordance with GAAP. Since the date of the most recent of such financial statements, no event has occurred which would have, or may reasonably be expected to have, a Material Adverse Effect, and there has not been any material transaction entered into by Borrower other than transactions in the ordinary course of business. Borrower has filed all federal, state, and local tax returns that are required to be filed and has paid, or made adequate provision for the payment of, all taxes that have or may become due pursuant to such returns or to assessments received by Borrower.

          4.1.15  Accuracy of Information.  No information, statement, or
                  -----------------------
     report furnished in writing to Lender by Borrower in connection with this Loan Agreement or any other Loan Document, or in connection with the consummation of the transactions contemplated hereby and thereby, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          4.1.16  No Conflicts of Interest.  To the best knowledge of
                  ------------------------
     Borrower, no officer, agent, or employee of Lender has been or is in any manner interested, directly or indirectly, in that Person's own name, or in the name of any other Person, in the Loan Documents, Borrower, or any of the Properties, in any contract for property or materials to be furnished or used in connection with the Property, or in any aspect of the transactions contemplated by the Loan Documents.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 15
                                                  Wells Operating Partnership LP

          4.1.17  No Reliance.  Borrower acknowledges, represents, and
                  -----------
     warrants that it understands the nature and structure of the transactions contemplated by this Loan Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions, that it understands the risks inherent in such transactions, including the risk of loss of the Collateral or a part thereof, and that it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Loan Agreement or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Loan Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.

          4.1.18  Contracts with Affiliates.  Except as otherwise approved
                  -------------------------
     in writing by Lender, Borrower has not entered into and is not a party to any contract, lease, or other agreement with any Affiliate of Borrower for the provision of any service, materials, or supplies to the Property (including any contract, lease, or agreement for the provision of property management services (other than the Management Agreement), cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment).

          4.1.19  Lines of Business.  Borrower is not engaged in any
                  -----------------
     businesses other than the acquisition, ownership, development, construction, leasing, financing, or management of commercial properties, and the conduct of these businesses does not violate the organizational documents pursuant to which it is formed.

     4.2  Representations and Warranties Regarding Properties.  Borrower
          ---------------------------------------------------
represents and warrants to Lender that, as of the Closing Date with respect to each Property included in the Collateral Pool as of the Closing Date, and as of the Collateral Addition Date with respect to each Property added to the Collateral Pool subsequent to the Closing Date:

          4.2.1   Title.  Borrower has good, valid, marketable, and
                  -----
     indefeasible title to the Property, free and clear of all liens whatsoever except the Permitted Encumbrances. The Security Instrument, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Collateral intended to be encumbered thereby (including the Leases and the rents and all rights to collect rents under such Leases), subject only to Permitted Encumbrances. Except for any Permitted Encumbrances, there are no lens or claims for work, labor,or materials affecting the Property that are or may be prior to, subordinate to, or of equal priority with, the liens created by the Loan Documents. The Permitted Encumbrances do not have, and may not reasonably be expected to have, a Material Adverse Effect.

          4.2.2   Impositions.  Borrower has filed all property and similar
                  -----------
     tax returns required to have been filed by it with respect to the Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of all taxes due to date, and all other material Impositions imposed against, affecting, or relating to the Property other than those which have not become due, together with any fine, penalty, interest, or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it. Borrower has no knowledge of any new proposed tax, levy, or other governmental or private assessment or charge in respect of the Property which has not been disclosed in writing to Lender.

          4.2.3   Zoning.  The Property complies in all material respects
                  ------
     with all Legal Requirements. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect. Neither Borrower nor, to the knowledge of Borrower, any former

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 16
                                                  Wells Operating Partnership LP
     owner of the Property, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of the Property with any Legal Requirements, nor is Borrower otherwise aware of any such pending actions or proceedings.

          4.2.4  Leases.  The Leases described in Exhibit A attached hereto
                 ------
     are the only Leases in effect with respect to the Property. Borrower has delivered to Lender a true and correct copy of all such Leases, and such Leases have not been modified, altered, or amended and constitute the complete agreement among the parties named therein with respect to the subject matter thereof.

          4.2.5  Status of Landlord under Leases.  Except for any
                 -------------------------------
     assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Loan Agreement, Borrower is the owner and holder of the landlord's interest under each of the Leases, and there are no prior outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

          4.2.6  Enforceability of Leases.  Each Lease constitutes the
                 ------------------------
     legal, valid, and binding obligation of Borrower and, to the knowledge of Borrower, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to Lender, no notice of any default by Borrower which remains uncured has been sent by any tenant under any such Lease, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect on the Project.

          4.2.7  No Lease Options.  All premises demised to Tenants under
                 ----------------
     Leases are occupied by such Tenants as tenants only. Except as otherwise provided in the Leases, no Lease contains any option or right to purchase, right of first refusal, or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract, or similar right exists with respect to the Property, except as set forth in the Lease.

          4.2.8  Insurance.  Borrower has delivered to Lender true and
                 ---------
     correct certified copies of all insurance policies currently in effect with respect to the Property. Each such insurance policy complies in all material respects with the requirements set forth in the Loan Documents.

          4.2.9  Tax Parcels.  The Property is on one or more separate tax
                 -----------
     parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

          4.2.11 Encroachments.  Except as disclosed on the survey
                 -------------
     delivered to Lender with respect to the Property, none of the Improvements encroaches upon the property of any other Person or upon any easement encumbering the Property nor lies outside of the boundaries and building restriction lines of the Property, and no improvement located on property adjoining the Property lies within the boundaries of or in any way encroaches upon the Property.

          4.2.12 Independent Unit.  Except for Permitted Encumbrances or as
                 ----------------
     disclosed in the title insurance policy or survey for the Property delivered to Lender, the Property is an independent unit that does not rely on any drainage, sewer, access, parking, structural, or other facilities located on any property not included in either the Property or on public or utility easements for the (i) fulfillment of any zoning, building code, or other requirement of any Governmental Authority that has jurisdiction over the Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 17
                                                  Wells Operating Partnership LP
     agreement affecting such Property. Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes, or other items necessary or currently used for the operation of the Property. All public utilities are installed and operating at the Property, and all billed installation and connection charges have been paid in full. The
     Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from the Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems, and utilities. No building or other improvement not located on the Property relies on any part of the Property to fulfill any zoning requirements, building code, or other requirement of any Governmental Authority that has jurisdiction over the Property for structural support or to furnish to such building or improvement any essential building systems or utilities.

          4.2.13  Condition of the Property.  Except as disclosed in any
                  -------------------------
     third party report delivered to Lender or otherwise disclosed in writing by Borrower to Lender prior to the Closing Date, the Property is in good condition, order, and repair, there exist no structural or other material defects in the Property (whether patent or, to the best knowledge of Borrower, latent or otherwise), and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part of it, which would adversely affect the insurability of the Property or cause the imposition of extraordinary premiums or charges for insurance, or of any termination or threatened termination of any policy of insurance or bond. No claims have been made against any contractor, architect, or other party with respect to the condition of the Property or the existence of any structural or other material defect therein. The Property has not been materially damaged by casualty which has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as previously disclosed in writing to Lender. No proceedings are pending or, to the best of Borrower's knowledge, threatened to acquire by power of condemnation or eminent domain any portion of the Property, or any interest therein, or to enjoin or similarly prevent the use of the Property.

     4.3  Continuing Effectiveness.  Borrower acknowledges and agrees that
          ------------------------
Lender has materially relied upon the representations and warranties set forth in this Article. All representations and warranties contained herein shall continue in effect at all times while any Obligations remain outstanding and shall be incorporated by reference in each Request submitted by Borrower, unless Borrower specifically notifies Lender of any change therein.

                           ARTICLE FIVE - COVENANTS

     5.1  Covenants Pertaining To Borrower Generally.  Borrower covenants and
          ------------------------------------------
agrees that, from the date of this Loan Agreement and so long as the Obligations remain outstanding, Borrower shall comply with, perform, and observe at all times the following covenants:

          5.1.1  Maintain Existence.  Borrower shall maintain its existence
                 ------------------
     as a limited partnership in good standing under the laws of the state of its formation. Borrower Party shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Loan Agreement or any other Loan Document and its qualification to conduct business in the state in which the Property is located. Borrower shall permit no amendment or modification of, in any material respect, the organizational documents of Borrower without obtaining the prior written consent of Lender, which consent shall not

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 18
                                                  Wells Operating Partnership LP
     be unreasonably withheld or delayed. Borrower shall not dissolve or liquidate in whole or in part, or merge or consolidate with any Person. Borrower shall not change the location of its chief executive office without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

          5.1.2  Operation and Separateness.  Borrower shall (i) engage in
                 --------------------------
     no business or activity other than the ownership, management, and operation of the Properties and commercial properties, (ii) enter into no contract or agreement with any Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate, (iii) make no loan or advance to any Person (including any Affiliate), (iv) hold itself out to the public as a legal entity separate and distinct from any other Person (including any Affiliate), (v) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, and (vi) maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Affiliate or any other Person.

          5.1.3  Books and Records.  Borrower shall keep and maintain at
                 -----------------
     all times complete and accurate books of accounts and records in sufficient detail to correctly reflect all of Borrower's financial transactions and assets and the results of the operation of the Properties, which books and records shall reflect the consistent application of accepted accounting methods, and copies of all written contracts, Leases and other instruments which affect the Properties (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). Borrower shall make such books and records available at reasonable times for inspection and copying by Lender or its agent. Borrower shall not change its methods of accounting without the prior written consent of Lender.

          5.1.4  Reports and Notices.  Borrower shall promptly inform
                 -------------------
     Lender in writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Borrower has actual knowledge: (a) The occurrence of any Default or Event of Default under this Loan Agreement or any other Loan Document; (b) the commencement or threat of, or amendment to, any proceedings by or against Borrower in any federal, state, or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect; (c) the commencement or threat of any condemnation or similar proceedings with respect to any Property or of any proceeding seeking to enjoin the intended use of any Property or any portion thereof; (d) the occurrence of any material change in Legal Requirements; (e) the commencement of any proceedings by or against Borrower under any applicable bankruptcy, reorganization, liquidation, insolvency, or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee, or other similar official is sought to be appointed for it; (f) the receipt of notice from any Governmental Authority having jurisdiction over Borrower that (i) Borrower is being placed under regulatory supervision, (ii) any license, Permit, charter, membership, or registration material to the conduct of Borrower's business or any Property is to be suspended or revoked, or (iii) Borrower is to cease and desist any practice, procedure, or policy employed by Borrower, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect; and (g) the occurrence of any act, omission, change, or event which has a Material Adverse Effect.

          5.1.5  Future Financial and Operating Statements.  Borrower shall
                 -----------------------------------------
     furnish or cause to be furnish to Lender within the time periods specified, the following financial reports and information:

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 19
                                                  Wells Operating Partnership LP

               (a)  Annual Financial Statements.  As soon as available, and in
                    ---------------------------
          any event within ninety (90) days after the close of its fiscal year, the audited consolidated balance sheet of Wells REIT and Borrower as of the end of such fiscal year, the audited consolidated statement of income, equity and retained earnings of Wells REIT and Borrower for such fiscal year, and the audited consolidated statement of cash flows of Wells REIT and Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Wells REIT's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

               (b)  Quarterly Financial Statements. As soon as avail-able,
                    ------------------------------
          and in any event within forty-five (45) days after each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of Wells REIT and Borrower as of the end of such fiscal quarter, the unaudited consolidated statement of income and retained earnings of Wells REIT and Borrower, and the unaudited consolidated statement of cash flows of Wells REIT and Borrower for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the Chief Financial Officer of Wells REIT to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

               (c)  Quarterly Project Statements. As soon as available, and
                    ----------------------------
          in any event within forty-five (45) days after the first three fiscal quarters of each fiscal year, an Operating Statement and Rent Roll for the Project accompanied by a certificate of the Chief Financial Officer of Wells REIT to the effect that each such Operating Statement and Rent Roll fairly, accurately, and completely present the operations and leasing status of the Project for, or as of the end of, the period indicated (provided that no Rent Roll shall be required for the Project which is leased entirely under a single Lease).

               (d)  Annual Property Statements.  As soon as available and
                    --------------------------
          in any event within forty-five (45) days of the end of its fiscal year, an annual Operating Statement for each Property accompanied by a certificate of the Chief Financial Officer of Wells REIT to the effect that each such Operating Statement fairly, accurately, and completely presents the operations of each such Property for the period indicated.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 20
                                                  Wells Operating Partnership LP

               (e) Security Law Reporting Information.  So long as
                   ----------------------------------
          Wells REIT is a reporting company under the Securities and Exchange Act of 1934, promptly upon becoming available, (i) copies of all financial statements, reports, and proxy statements sent or made available generally by Wells REIT or Borrower, or any of their Affiliates, to their respective security holders, (ii) all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by Wells REIT or Borrower, or any of their Affiliates, with the Securities and Exchange Commission or other Governmental Authorities, and (iii) all press releases and other statements made available generally by Wells REIT or Borrower, or any of their Affiliates, to the public concerning material developments in the business of Wells REIT or other party.

               (f) Accountants' Reports.  Promptly upon receipt
                   --------------------
          thereof, copies of any reports or management letters submitted to Wells REIT or Borrower by their independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that Borrower shall only be required to deliver such reports and management letters to the extent that they relate to Wells REIT, Borrower, or any Property.

               (g) Tenant Information.  As soon as available, all
                   ------------------
          financial reports and statements furnished by tenants to Borrower pursuant to the Leases.

               (h) Additional Information.  Such additional financial
                   ----------------------
          information (including tax returns, detailed cash flow information, and contingent liability information) of Borrower at such times as Lender shall deem necessary.

     Borrower shall furnished to Lender with each quarterly and annual financial statements an Officer's Certificate certifying that (x) Borrower has complied with and is in compliance with all terms, covenants and conditions of this Loan Agreement, (y) no Default or Event of Default exists or, if such is not the case, that one or more specified Defaults or Events of Default have occurred, and (z) the representations and warranties contained in this Loan Agreement are true with the same effect as though made on the date of such certificate.

          5.1.6  Security Deposit Information.  Upon the Lender's
                 ----------------------------
     request, Borrower shall furnish an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.

          5.1.7  Changes in Accounting.  Borrower shall not change its
                 ---------------------
     methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be a Default or an Event of Default had such change not taken place.

          5.1.8  Taxes and Insurance.  Borrower shall pay promptly
                 -------------------
     when due and before the accrual of penalties thereon all taxes, including all real and personal property taxes and assessments levied or assessed against Borrower or the Properties (or any portion thereof), and provide Lender with

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 21
                                                  Wells Operating Partnership LP
     receipted bills therefor if requested by Lender. Borrower shall acquire and maintain in effect all insurance policies required by the Security Documents, the Leases, and Legal Requirements.

          5.1.9   ERISA.  Borrower shall engage in no transaction
                  -----
     which would which cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA. Borrower shall deliver to Lender such certifications or other evidence from time to time, as requested by Lender in its sole discretion, that the representations and warranties of Borrower contained in Section
     4.1.11 above are true and correct.

          5.1.10  Comply with Other Loan Documents.  Borrower shall
                  --------------------------------
     perform all its obligations under the Note, the Security
     Documents, and all other Loan Documents.

          5.2.11  Other Acts.  At Lender's request, Borrower shall
                  ----------
     execute and deliver to Lender all further documents and perform all other acts that Lender reasonably deems necessary or appropriate to perfect or protect its security for the Obligations.

     5.2  Covenants Relating to Each Property.  Borrower further covenants and
          -----------------------------------
agrees that, from the date that any Property is added to the Collateral Pool in accordance with the terms of this Loan Agreement and thereafter so long as the Obligations remain outstanding, Borrower shall comply with, perform, and observe at all times the following covenants with respect to such Property:

          5.2.1  Inspection Rights and Promotion.  Borrower shall
                 -------------------------------
     permit, and require Manager to permit, Persons designated by Lender to visit and inspect the Property, to examine and make excerpts from the books and records of Borrower and Manager, and to discuss the business affairs, finances, and accounts of Borrower, Manager, and the Property with representatives of Borrower and Manager, as designated by Lender, all in such detail and at such times as Lender may reasonably request.

          5.2.2  Zoning Changes.  Borrower hall not initiate or consent
                 --------------
     to any zoning reclassification of the Property or seek any variance under any zoning ordinance or use or permit the use of the Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule, or regulation.

          5.2.3  Legal Requirements.  Borrower shall comply with all
                 ------------------
     Legal Requirements in all respects. Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of, all Permits. Without limiting the generality of the foregoing covenant, Borrower specifically agrees that the Property shall at all times strictly comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"). Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Property, Borrower shall not alter or permit the Property to be altered in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Lender. Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 22
                                                  Wells Operating Partnership LP

     Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          5.2.4  Appraisals.  Borrower shall permit Lender and its
                 ----------
     agents, employees, or independent contractors, at any time (but not more often than once in any calendar year so long as no Event of Default has occurred), while the Obligations remain outstanding, to enter upon and appraise the Property, and Borrower shall cooperate with and provide any information requested in connection with such appraisal. Borrower shall pay the costs of any such appraisal (i) if an Event of Default has occurred and is continuing or (ii) if such appraisal is required by external regulatory authorities having jurisdiction over Lender.

          5.2.5  Conduct of Business.  Borrower shall cause the
                 -------------------
     operation of the Property to be conducted at all times in a manner consistent with the level of operation of the Property as of the date hereof. Without limiting the foregoing, Borrower shall (i) operate the Property in a prudent manner in compliance with Legal Requirements, (ii) maintain sufficient equipment and supplies of types and quantities at the Property to enable Borrower or Manager adequately to perform the operation of the Property and Borrower's obligations under the Leases, and (iii) keep all Improvements in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good condition.

          5.2.6  Leases.  Borrower shall observe and perform all the
                 ------
     obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases or any guaranty of any Lease as a security for the Obligations. Borrower shall, in the ordinary course of its business, enforce all of the terms, covenants, and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed. Borrower shall hold, or cause Manager to hold, all security deposits with respect to Leases in a segregated account and otherwise in conformity with Legal Requirements. Borrower (i) shall not alter, modify, or change the terms of any Lease without the prior consent of Lender, or cancel or terminate any Lease or accept a surrender thereof or approve or consent to the cancellation or termination of any guaranty with respect thereto, or convey or transfer or suffer or permit a conveyance or transfer of the premises demised by any Lease or of any interest therein so as to effect a merger of the estates and rights of, or termination or diminution of the obligations of lessee thereunder, (ii) shall not consent to, reject, approve or disapprove any action or inaction requested by any tenant under any Lease, including, without limitation any assignment of or subletting under any Lease (provided, however, that Lender's consent to a subletting or assignment shall not be required if such subletting or assignment is in accordance with the terms of such Lease), which consent may be unreasonably withheld by Lender in its discretion, and (iii) shall not pursue any remedies under any Lease or any guaranty with respect thereto without the prior written consent of Lender. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, make minor modifications or amendments, or give consents, with respect to any Lease so long as such modification, amendment, or consent does not potentially affect the length of the term of such Lease and does not result in the reduction of the tenant's obligations for the payment of rent, additional rent, or any other charges payable by the tenant under such Lease, or amend or modify any provision of such Lease relating to exclusivity of use, co-tenancy rights, or kick-out rights.

          5.2.7  Management Agreement.  Borrower shall maintain the
                 --------------------
     Management Agreement in full force and effect and duly observe, perform, and comply with all of Borrower's obligations thereunder and enforce performance of all obligations of Manager thereunder. Borrower shall promptly

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 23
                                                  Wells Operating Partnership LP
     notify Lender of any dispute, default, event of default, or repudiation by Manager under the Management Agreement. Borrower shall not enter into any management agreement for the Property other than the Management Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager subordinating to all rights of Lender. Borrower shall not enter into, terminate, amend, modify, or extend the Management Agreement, or consent to any such action on the part of Manager, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

          5.2.8  Ownership of Personalty.  Borrower shall furnish to
                 -----------------------
     Lender, if Lender so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures, and other personal property used or to be used in the construction or operation of the Improvements.

             ARTICLE SIX - PROHIBITION ON TRANSFERS OF COLLATERAL

     6.1  General Prohibition.  Borrower acknowledges that Lender has examined
          -------------------
and relied on the experience of Borrower and the owners of the beneficial interest in Borrower and Borrower's constituent entities in owning and operating properties such as the Properties in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Properties as a means of maintaining the value of the Collateral as security for repayment of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Obligations, Lender can recover all or a portion of the Obligations by a sale of the Collateral. Except as expressly provided herein, Lender may, at Lender's option, declare all the Obligations immediately due and payable, and Lender may invoke any rights and remedies permitted by this Loan Agreement and the other Loan Documents, in the event that Borrower, without the prior written consent of Lender, which consent may not be unreasonably withheld by Lender after consideration of all relevant factors, sells, conveys, alienates, mortgages, encumbers, pledges, or otherwise transfers the Collateral or any part thereof or any interest therein, or permits the Collateral or any part thereof or any interest therein to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred (collectively, a "Transfer").

     6.2  Transactions Included. A Transfer within the meaning of Section 6.1
          ---------------------
shall be deemed to include, without limitation, (i) an installment sales agreement wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Project for other than actual occupancy by a space lessee thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to the Leases or any rents therefrom; (iii) any divestiture of Borrower's title to the Collateral or any interest therein in any manner or way, whether voluntary or involuntary, or any merger, consolidation, dissolution or syndication affecting Borrower; (iv) if Borrower or any general partner of Borrower is a corporation, the voluntary or involuntary sale, conveyance, or transfer of any of such corporation's stock or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation's stock shall be vested in an Acquiring Person who is not now a stockholder of such corporation or any change in the control of such corporation directly or indirectly; (v) if Borrower or any general partner of Borrower is a limited or general partnership, joint venture, or limited liability company, the change, removal, resignation, or addition of a general partner, managing partner, limited partner, joint venturer, manager, or member, or the transfer of any partnership interest of any general partner, managing partner, or limited partner, or the transfer of any interest of any joint venturer or member (or the transfer of any interest of any Person directly or indirectly controlling such partner, joint venturer, or member by operation of law or otherwise) to an Acquiring Person; and (vi) if Borrower or any general partner of Borrower is a business trust, the change, removal, resignation, or addition of a trustee, or the voluntary or involuntary sale, conveyance, or transfer of any beneficial interest.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 24
                                                  Wells Operating Partnership LP

     6.3  Permitted Transfers.  Notwithstanding the provisions of Section 6.1
          -------------------
above, the following Transfers are permitted without the consent of Lender:

          (a) The Transfer of shares of common stock or other beneficial or ownership interest or other forms of securities in Wells REIT, and the issuance of all varieties of convertible debt, equity and other similar securities of Wells REIT and the subsequent Transfer of such securities, provided that no Change in Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity or such convertible debt or other securities.

          (b) The Transfer of limited partnership interests by the limited partners of Borrower, including, without limitation, the conversion or exchange of limited partnership interests in Borrower to shares of common stock or other beneficial or ownership interests or other forms of securities in Wells REIT, provided that no Change in Control occurs as the result of such Transfer.

          (c) The issuance by Borrower of additional limited partnership units or convertible debt, equity, and other similar securities, and the subsequent Transfer of such units or other securities, provided that no Change in Control occurs as the result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

          (d) A sale or other disposition of obsolete or worn out personal property, provided that such personal property is contemporaneously replaced by comparable personal property of equal or greater value that is free and clear of Liens other than the Permitted Encumbrances.

          (e) Any Transfer that constitutes a Permitted Encumbrance at the time such Transfer occurs.

          (f) The grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement shall not materially affect the operation of the Property or Lender's interest in the Property and Borrower pays to Lender, on demand, all cost and expenses incurred by Lender in connection with reviewing Borrower's request.

     6.4  Prohibition Absolute.  Lender shall not be required to demonstrate any
          --------------------
actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon the occurrence of a Transfer without Lender's prior written consent or as otherwise expressly permitted herein. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer, except for those expressly allowed herein. Any Transfer made in contravention of this Section shall be null and void and of no force and effect.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 25
                                                  Wells Operating Partnership LP

                 ARTICLE SEVEN - EVENTS OF DEFAULT AND REMEDIES

     7.1   Events of Default.  Each of the following events shall constitute an
           -----------------
"Event of Default" under this Loan Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of a Borrower Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any Governmental Authority:

          7.1.1 Borrower fails to pay interest, principal or any other sum due under the terms of this Loan Agreement, the Note, or any other Loan Document within ten (10) days after such payment is due; or

          7.1.2 Any default or event of default (other than those specified elsewhere in this Section) occurs pursuant to and as defined in the Guaranty, the Note, the Security Documents, or any of the other Loan Documents; or

          7.1.3 Borrower assigns or attempts to assign this Loan Agreement, any rights hereunder, or any Advance to be made hereunder to any Person, or if Borrower's interest in or rights under this Loan Agreement are voluntarily or involuntarily transferred to any Person, by operation of law or otherwise, including, without limitation, such transfer by Borrower as debtor-in-possession or by a trustee for Borrower under the United States Bankruptcy Code, whether or not the Obligations are assumed by such Person; or

          7.1.4 Any Borrower Party files a voluntary petition in bankruptcy or any Borrower Party is adjudicated as bankrupt or insolvent, or any Borrower Party files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for such Borrower Party under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or any Borrower Party seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, or liquidator of such Borrower Party or of all or any substantial part of such Borrower Party's property or of any or all of the rents, revenues, issues, earnings, profits, or income thereof, or any Borrower Party makes any general assignment for the benefit of creditors or admits in writing an inability to pay such Borrower Party's debts generally as they become due; or

          7.1.5 A court of competent jurisdiction enters an order, judgment, or decree approving a petition filed against any Borrower Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment, or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, or liquidator is appointed for any Borrower Party or of all or any substantial part of such Borrower Party's property or of any or all of the rents, revenues, issues, earnings, profits, or income thereof, which appointment remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          7.1.6 Any certificate, statement, representation, warranty, or audit, whether written or unwritten, heretofore or hereafter furnished by or on behalf of any Borrower Party pursuant to or in connection with this Loan Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower proves to have been false in any material respect at the time

________________________________________________________________________________
                                             Revolving Loan Agreement - Page 26
                                                 Wells Operating Partnership LP
     as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against any Borrower Party, or if on the date of execution of this Loan Agreement any materially adverse change has occurred in any of the facts previously disclosed by any such certificate, statement, representation, warranty, or audit, and such change was not disclosed to Lender at or prior to the time of the execution of this Loan Agreement; or

          7.1.7 A final judgment in an amount equal to or greater by $150,000 is entered by a court of law or equity against any Borrower Party that remains undischarged for a period of thirty
     (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and such Borrower Party has established reserves adequate for payment in the event such Borrower Party is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

          7.1.8 If any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Borrower Party, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by any Borrower Party seeking to establish the invalidity or unenforceability hereof or thereof, or any Borrower Party shall deny that it has any further liability or obligation hereunder or thereunder; or

          7.1.9 The failure by any Borrower Party to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to the Borrower Party by such Governmental Authority; provided that, if action is commenced and diligently pursued by the Borrower Party within such 30 days, then the Borrower Party shall have an additional 30 days to comply with such requirement; or

          7.1.10 A dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower Party; or

          7.1.11 The failure of Wells REIT to be qualified, and be taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code; or

          7.1.12 Borrower fails to properly and timely to perform or observe any other covenant or condition set forth in this Loan Agreement that is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower thereof; provided that, if such default is not reasonably susceptible to cure within such thirty (30) days period and Borrower diligently and continuously pursues the cure of such default, then upon Borrower's written request therefor, Lender shall grant a reasonable extension of such cure period, but not exceeding ninety (90) days; or

          7.1.13 If an "Event of Default" occurs under any Lease, which default remains uncured after the giving of any applicable notice or the passage of any applicable cure period, or any Lease is terminated, canceled, repudiated, or rescinded for any reason whatsoever.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 27
                                                  Wells Operating Partnership LP

     7.2  Remedies.  Upon the occurrence of an Event of Default, Lender may do
          --------
any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Borrower):

          7.2.1 By written notice to the Borrower, to be effective upon dispatch, terminate any obligation Lender might have to make further Advances hereunder and declare the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents forthwith due and payable, and the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents will become forthwith due and payable.

          7.2.2 Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

          7.2.3 Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

     7.3  Waivers; Rescission of Declaration.   Lender shall have the right, to
          ----------------------------------
be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrower Parties. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     7.4  Lender's Right to Protect Collateral and Perform Covenants and Other
          --------------------------------------------------------------------
Obligations.  If any Borrower Party fails to perform the covenants and
-----------
agreements contained in this Loan Agreement or any of the other Loan Documents, then the Lender at the Lender's option may make such appearances, disburse such sums and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including (i) disbursement of attorneys' fees,
(ii) entry upon any Property to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in the Security Instruments encumbering the Properties, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the Borrower and the curing of any default of the Borrower in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower secured by the Loan Documents. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. Nothing contained in this Section shall require the Lender to incur any expense or take any action hereunder.

     7.5  No Remedy Exclusive.  Unless otherwise expressly provided, no remedy
          -------------------
herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

     7.6  Application of Payments.  Except as otherwise expressly provided in
          -----------------------
the Loan Documents, and unless applicable law provides otherwise, (i) all payments received by Lender from any of the Borrower Parties under the Loan Documents shall be applied by Lender against any amounts then due and payable under the Loan Documents by any of the Borrower Parties, in any order of priority that the Lender may determine and (ii) the Borrower shall have no right to determine the order of priority or the allocation of any payment it makes to Lender.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 28
                                                  Wells Operating Partnership LP

     7.7  Crossing of Security Documents.  Each of the Security Documents shall
          ------------------------------
be cross-defaulted (i.e., a default under any Security Document, or under this Loan Agreement, shall constitute a default under each Security Document and this Loan Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all Obligations under this Loan Agreement and the other Loan Documents), and it is the intent of the parties to this Loan Agreement that the Lender may, except as provided in this Loan Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to any Property without the necessity to exercise and perfect its rights and remedies with respect to any other Property and that any such exercise shall be without regard to the amount of Advances allocable to such Property and that Lender may recover an amount equal to the full amount of the outstanding Obligations in connection with such exercise and any such amount shall be applied as determined by Lender in its sole and absolute discretion.

                   ARTICLE EIGHT - MISCELLANEOUS PROVISIONS

     8.1    Loan Agreement Part of Note and Other Loan Documents.  The Note and
            ----------------------------------------------------
the other Loan Documents specifically incorporate this Loan Agreement by reference, and in the event that the Note and the other Loan Documents are duly assigned, this Loan Agreement shall be considered assigned in like manner. If a conflict exists or arises between any of the provisions of this Loan Agreement and any other Loan Document, the provisions of this Loan Agreement shall control.

     8.2    Indemnification.  Borrower shall, at its sole cost and expense,
            ---------------
protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorney's fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Party (but excluding (x) Losses arising out of Lender's gross negligence or willful misconduct and (y) Losses arising out of Lender's ownership or operation of any Property after title to such Property is transferred to Lender or another Person following the foreclosure of the applicable Security Instrument or transfer in lieu of foreclosure) and directly or indirectly arising out of or in any way relating to (i) Lender's interest in any Property or Lender's relationship with any Borrower Party by virtue of Lender's ownership of the Loan, the Note, the Security Documents, or any other Loan Document, (ii) any amendment to, or restructuring of, the Loan or the Loan Documents; (iii) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Loan Agreement, the Security Documents, or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Guarantor, and/or any member, partner, joint venturer, or shareholder of Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or any part thereof or adjacent parking areas, streets or ways, (v) any use, nonuse or condition in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets, or ways, (vi) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Loan Agreement, the Security Documents, or any of the other Loan Documents,
(vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property or any part thereof, (viii) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement or Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply copy thereof in a timely fashion to the recipient of the proceeds of the Loan, (ix) any failure of any Property to be in compliance with any Legal Requirement, (x) the enforcement by any Indemnified Party of the provisions of this Section, (xi) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan, or (xii) any misrepresentation made by Borrower in this Loan Agreement or in any of the other Loan Documents. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 29
                                                  Wells Operating Partnership LP
from the date loss or damage is sustained by Lender until paid. For purposes of this Section, the term "Indemnified Parties" means Lender and any Person who is or shall have been involved in the origination or administration of the Loan, any Person in whose name the encumbrance created by the Security Documents is or shall have been recorded, Persons who may hold or acquire or shall have held a full or partial interest in the Loan (including, but not limited to Investors or prospective investors who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any other Person who holds or acquires or shall have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business.

     8.3   Costs and Expenses.  Borrower shall bear all taxes, fees, and
           ------------------
expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation and, if applicable, the recordation of this Loan Agreement and the other Loan Documents, and in connection with any amendments, waivers, or consents pursuant to the provisions hereof hereafter made and any workout or restructuring relating to the Loan. If, at any time, an Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Property or its rights under this Loan Agreement or any of the other Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Loan Agreement, or any Property and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Loan Agreement, any Property, or to collect the Obligations, or to take any action in or with respect to any suit or proceeding relating to this Loan Agreement, any of the other Loan Documents, any Property, Borrower, or any other Borrower Party, or to protect, collect, or liquidate any of the Collateral, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such event, all of the attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs, and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Loan Agreement, any of the other Loan Documents, the Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Loan Agreement, and if Borrower fails to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive for eighteen (18) months after repayment of the Obligations.

     8.3   Assignability.  Neither this Loan Agreement, nor any rights or
           -------------
obligations hereunder, nor any Advance to be made hereunder, is assignable by Borrower. The rights of Lender under this Loan Agreement are assignable in part or wholly and any assignee of Lender shall succeed to and be possessed of the rights of Lender hereunder to the extent of the assignment made, including the right to make Advances to Borrower or any approved assignee of Borrower in accordance with this Loan Agreement.

     8.4   Relationship of the Parties.  Borrower agrees that its relationship
           ---------------------------
with Lender is solely that of debtor and creditor. Nothing contained in this Loan Agreement or in any other Loan Document shall be deemed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between Borrower and Lender, or make Lender the agent or representative of Borrower. Lender shall not be in any way liable or responsible for any debts, losses, obligations, or duties of Borrower with respect to the Property or otherwise, including, without limitation, any debts, obligations, or duties owed at any time to materialmen, contractors, craftsmen, laborers, or others for goods delivered to or services performed by them in relation to any Property, it being understood that no contractual relationship, either expressed or implied, exists between Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor, or materials for any Property. Borrower, at all times consistent with the terms and provisions of this Loan Agreement and the other Loan Documents, shall be free to determine and follow its own policies and practices in the conduct of its business.

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 30
                                                  Wells Operating Partnership LP

     8.5  Participation.  Borrower acknowledges and agrees that Lender may, at
          -------------
its option, sell participation interests in the Loan to other participating lenders, provided, however, that Borrower shall continue to be entitled to deal with Lender as though no such participations had been sold. Borrower agrees with all present and future such participants that if an Event of Default occurs, each participant shall have all of the rights and remedies of Lender with respect to any deposit due from any participant to Borrower, including, without limitation, the right to set off such deposits against Borrower's obligations hereunder. The execution by a participant of a participation agreement with Lender and the execution by Borrower of this Loan Agreement, regardless of the order of execution, with a copy to Borrower, shall evidence an agreement between Borrower and such participant in accordance with the terms hereof.

                       ARTICLE NINE - DOCUMENT PROTOCOLS

     This Loan Agreement and each of the other Loan Documents shall be governed by the following protocols (the "Document Protocols"), unless any Loan Document expressly states that the Document Protocols shall not apply to such Loan Document in whole or in part:

     9.1  General Rules of Usage.  These Document Protocols shall apply to such
          ----------------------
Loan Document as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in any Loan Document governed by these Document Protocols, (i) references to a Person are, unless the context otherwise requires, also to its heirs, executors, legal representatives, successors, and assigns, as applicable, (ii) "hereof," "herein," "hereunder" and comparable terms refer to the entire Loan Document in which such terms are used and not to any particular article, section, or other subdivision thereof or attachment thereto, (iii) references to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural, and vice versa, (iv) "shall" and "will" have equal force and effect, (v) references in a Loan Document to "Article," "Section," "paragraph" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph, or subdivision of or an attachment to such Loan Document, (vi) all accounting terms not otherwise defined therein have the meanings assigned to them in accordance with GAAP, and
(vii) "include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

     9.2  Notices.  All notices, consents, approvals, statements, requests,
          -------
reports, demands, instruments or other communications to be made, given or furnished pursuant to, under or by virtue of such Loan Document (a "notice") shall be in writing and shall be deemed given or furnished if addressed to the party intended to receive the same at the address of such party as set forth below (i) upon receipt when personally delivered at such address, (ii) three (3) Business Days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid, or (iii) one Business Day after the date of delivery of such notice to a nationwide, reputable commercial courier service:

        Lender:                  SouthTrust Bank
                                 420 North Twentieth Street
                                 SouthTrust Tower - 11th Floor
                                 Birmingham, Alabama 35203
                                 Attention:  Commercial Real Estate Loan Dept.

                                 with copy to (which alone shall not constitute

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 31
                                                  Wells Operating Partnership LP
                                 notice):

                                 Gary W. Farris, Esq.
                                 Burr & Forman LLP
                                 One Georgia Center, Suite 1200
                                 600 West Peachtree Street
                                 Atlanta, Georgia 30308

        Borrower:                Wells Operating Partnership, L.P.
                                 6200 Corners Parkway
                                 Suite 250
                                 Norcross, Georgia 30092
                                 Attention: Leo F. Wells, III

        Guarantor:               Wells Real Estate Investment Trust, Inc.
                                 6200 Corners Parkway
                                 Suite 250
                                 Norcross, Georgia 30092
                                 Attention: Leo F. Wells, III

Any party may change the address to which any notice is to be delivered to any other address within the United States of America by furnishing written notice of such change at least fifteen (15) days prior to the effective date of such change to the other parties in the manner set forth above, but no such notice of change shall be effective unless and until received by such other parties. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Section without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such notice. Notices may be given on behalf of any party by such party's attorneys.

     9.3  Severability.  Whenever possible, each provision of such Loan Document
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of such Loan Document shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to such Loan Document thereby waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

     9.4  Remedies Not Exclusive.  No remedy therein conferred upon or reserved
          ----------------------
to Lender is intended to be exclusive of any other remedy or remedies available to Lender under such Loan Document, at law, in equity or by statute, and each and every such remedy shall be cumulative and

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 32
                                                  Wells Operating Partnership LP
in addition to every other remedy given thereunder or now or hereafter existing at law, in equity or by statute.

     9.5  Liability.  If Borrower or Guarantor consists of more than one Person,
          ---------
the obligations and liabilities of each such Person under such Loan Document shall be joint and several, except as expressly provided to the contrary in such Loan Document.

     9.6  Binding Obligations; Covenants Run with the Land.  Such Loan Document
          ------------------------------------------------
shall be binding upon Borrower or Guarantor, as the case may be, and the successors, assigns, heirs and personal representatives of Borrower or Guarantor, as the case may be, and shall inure to the benefit of Lender and all subsequent holders of such Loan Document and their respective officers, directors, employees, shareholders, agents, successors and assigns. Nothing in such Loan Document, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns and as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such Loan Document or any covenants, conditions or provisions contained therein. If such Loan Document is to be recorded, all of the grants, covenants, terms, provisions, covenants and conditions of such Loan Document shall run with the land.

     9.7  No Oral Modifications.  Such Loan Document, and any of the provisions
          ---------------------
thereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower, Guarantor, or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought. Without limiting the generality of the foregoing, any payment made by Lender for insurance premiums, impositions or any other charges affecting any Property shall not constitute a waiver of Borrower's or any Guarantor's default in making such payments and shall not obligate Lender to make any further payments.

     9.8  Entire Agreement.  Such Loan Document, together with the other
          ----------------
applicable Loan Documents and this Rider, constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

     9.9  Waiver of Acceptance.  Borrower and Guarantor hereby waive any
          --------------------
acceptance of such Loan Document by Lender in writing, and such Loan Document shall immediately be binding upon Borrower or Guarantor, as the case may be.

     9.10 Jurisdiction, Court Proceedings.  Each of Lender, Borrower, and
          -------------------------------
Guarantor, to the fullest extent permitted by law, hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel,
(i) submits to personal, nonexclusive jurisdiction in the State of Georgia with respect to any suit, action, or proceeding by any person arising from, relating to, or in connection with such Loan Document or the Loan, (ii) agrees that any such suit, action, or proceeding may be brought in any state or federal court of competent jurisdiction sitting in the State of Georgia, and (iii) submits to the jurisdiction of such courts. Each of Borrower and Guarantor, to the fullest extent permitted by law, hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel, further agrees that it shall not bring any action, suit, or proceeding in any forum other than

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                                              Revolving Loan Agreement - Page 33
                                                  Wells Operating Partnership LP
in the state or federal courts of the State of Georgia (but nothing herein shall affect the right of Lender to bring any action, suit, or proceeding in any other forum), and irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action, or proceeding in any federal or state court located in Georgia and any claim that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

     9.11  Waiver of Counterclaim.  Borrower and Guarantor each hereby knowingly
           ----------------------
waives the right to assert any counterclaim, other than a compulsory or mandatory counterclaim, in any action or proceeding brought against either of them by Lender.

     9.12  Waiver of Jury Trial.  Borrower, Guarantor, and Lender, to the full
           --------------------
extent permitted by law, each hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel, waives, relinquishes, and forever forgoes hereby the right to a trial by jury in any action or proceeding, including, without limitation, any tort action, brought by any of them against the other based upon, arising out of, or in any way relating to or in connection with such Loan Document, the Loan, or any course of conduct, act, omission, course of dealing, statements (whether verbal or written) or actions of any Person (including, without limitation, such Person's directors, officers, partners, members, employees, agents or attorneys, or any other Persons affiliated with such Person), in connection with the Loan or such Loan Document, including, without limitation, in any counterclaim which Borrower or Guarantor may be permitted to assert thereunder or which may be asserted by Lender against Borrower or Guarantor, whether sounding in contract, tort, or otherwise. This waiver by Borrower and Guarantor of their right to a jury trial is a material inducement for Lender to make the Loan.

     9.13  No Waivers by Lender.  No delay or omission of Lender in exercising
           --------------------
any right or power accruing upon any default under such Loan Document shall impair any such right or power or shall be construed to be a waiver of any default under such Loan Document or any acquiescence therein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under such Loan Document shall not be deemed to waive or cure such default under such Loan Document; and every power and remedy given by such Loan Document to Lender may be exercised from time to time as often as may be deemed expedient by Lender. Borrower and Guarantor hereby waive any right to require Lender at any time to pursue any remedy in Lender's power whatsoever.

     9.14  Waiver of Notice.  Neither Borrower nor Guarantor shall be entitled
           ----------------
to any notices of any nature whatsoever from Lender except with respect to matters for which such Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower or Guarantor, as the case may be, and except with respect to matters for which Borrower or Guarantor, as the case may be, is not, pursuant to applicable legal requirements, permitted to waive the giving of notice. Each of Borrower and Guarantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which such Loan Document does not specifically and expressly provide for the giving of notice by Lender to Borrower or Guarantor, as the case may be. Any provision of such Loan Document which expressly provides for the giving

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                                              Revolving Loan Agreement - Page 34
                                                  Wells Operating Partnership LP
of notice by Lender to Borrower or Guarantor shall be deemed eliminated ab initio if Lender is prevented from giving such notice by bankruptcy or other applicable law.

     9.15  Offsets, Counterclaims and Defenses.  Any assignee of such Loan
           -----------------------------------
Document from Lender or any successor or assignee of Lender shall take the same free and clear of all offsets, counterclaims, or defenses that are unrelated to such Loan Document which Borrower or Guarantor may otherwise have against any assignor of such Loan Document, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Guarantor in any action or proceeding brought by any such assignee upon such Loan Document, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Guarantor.

     9.16  Time of the Essence.  Time shall be of the essence in the performance
           -------------------
of all obligations of Borrower and Guarantor under such Loan Document.

     9.17  Governing Law.  Such Loan Document shall be governed by, and
           -------------
construed in accordance with, the laws of the State of Georgia.

     9.18  Sole Discretion of Lender.  Wherever pursuant to such Loan Document,
           -------------------------
Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender exercised in subjective good faith and shall be final and conclusive, except as may be otherwise specifically provided therein. In addition, Lender shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under such Loan Document, subject to the applicable standard of discretion.

     9.19  Counterparts.  Such Loan Document may be executed in any number of
           ------------
separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same Loan Document. All signatures need not be on the same counterpart. The failure of any party thereto to execute such Loan Document, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     9.20  Exhibits Incorporated; Headings.  The information set forth on the
           -------------------------------
cover of such Loan Document, the table of contents, the headings, and the exhibits annexed thereto, if any, shall be deemed to be incorporated therein as a part thereof with the same effect as if set forth in the body thereof. The headings and captions of the various articles, sections, and paragraphs of such Loan Document are for convenience of reference only and shall not be construed as modifying, defining, or limiting, in any way, the scope or intent of the provisions thereof.

     9.21  Interpretation.  No provision of such Loan Document shall  be
           --------------
construed against or interpreted to the disadvantage of any party thereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

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                                              Revolving Loan Agreement - Page 35
                                                  Wells Operating Partnership LP

     9.22  Remedies of Borrower and Guarantor.  If Borrower or Guarantor, as the
           ----------------------------------
case may be, shall seek the approval or consent of Lender under such Loan Document, which Loan Document expressly provides that Lender's approval shall not be unreasonably withheld, and Lender shall fail or refuse to give such consent or approval, the burden of proof as to whether or not Lender acted unreasonably shall be upon Borrower or Guarantor, as the case may be, provided Lender has given Borrower a written explanation for the disapproval or lack of consent.

     9.23  Release of any Party or Collateral.  Lender may at any time, without
           ----------------------------------
releasing or impairing the liability of any Person liable upon or in respect of such Loan Document, release, surrender, substitute, or exchange any Collateral securing this Note and may at any time release any other Person primarily or secondarily liable for the Obligations.

     9.24  Attorneys' Fees.  Wherever it is provided in such Loan Document that
           ---------------
Borrower or Guarantor pay any costs and expenses, such costs and expenses shall include, without limitation, all reasonable attorneys', paralegal and law clerk fees and disbursements, including, without limitation, fees and disbursements at the pre-trial, trial and appellate levels, which are actually incurred or paid by Lender at standard billable rates; provided that the foregoing reference to "reasonable" fees and disbursements (and any other such references in such Loan Document) shall be deemed to include only such fees and disbursement actually incurred at normal billing rates.

     9.25  Method of Payment.  All amounts required to be paid by any party to
           -----------------
such Loan Document to any other party shall be paid in such freely transferable coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     9.26  True Copy.  By executing such Loan Document, Borrower or Guarantor,
           ---------
as the case may be, acknowledges that it has received a true copy of such Loan Document.



           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]



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                                              Revolving Loan Agreement - Page 36
                                                  Wells Operating Partnership LP

     IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be executed by their duly authorized representatives under seal as of the date first set forth above, with the intention that this instrument take effect as an instrument under seal.


                                  WELLS OPERATING PARTNERSHIP, L.P.,
                                  a Delaware limited partnership

                                  By: Wells Real Estate Investment Trust, Inc., a Maryland corporation


                                       By: /s/ Douglas P. Williams
                                          ------------------------------------
                                       Name:  Douglas P. Williams
                                            ----------------------------------
                                       Title: Executive Vice President
                                             ---------------------------------

                                                                    [Affix seal]


                      [EXECUTIONS CONTINUED ON NEXT PAGE]

________________________________________________________________________________
                                              Revolving Loan Agreement - Page 37
                                                  Wells Operating Partnership LP

                                                SOUTHTRUST BANK,
                                                an Alabama banking corporation


                                                By: /s/ James R. Potter
                                                   ----------------------------
                                                Name:  James R. Potter
                                                Title: Vice President



                              [END OF EXECUTIONS]

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                                              Revolving Loan Agreement - Page 38
                                                  Wells Operating Partnership LP

                                  EXHIBIT  A

                              List of Properties

--------------------------------------------------------------------------------
        Name and Location                               Leases and Area
--------------------------------------------------------------------------------

Motorola Office Building               Motorola, Inc. (133,225 sf)
8075 South River Parkway               Ryan Companies US, Inc. (Subground Lease)
Tempe, Maricopa County, Arizona        Price-Elliott Research Park, Inc.
                                       (Ground Lease)
--------------------------------------------------------------------------------

Avnet CMG Facility                     Avnet, Inc. (132,070 sf)
8700 South Price Road                  Ryan Companies US, Inc. (Subground Lease)
Tempe, Maricopa County, Arizona        Price-Elliott Research Park, Inc.
                                       (Ground Lease)
--------------------------------------------------------------------------------


________________________________________________________________________________
                                            Revolving Loan Agreement - Exhibit A
                                                  Wells Operating Partnership LP

                                   EXHIBIT B

                         FORM OF OFFICER'S CERTIFICATE

SouthTrust Bank
420 North 20th Street
Birmingham, Alabama 35203
Attn: Commercial Real Estate Department

Date of Certificate:

     The undersigned, as __________ of Wells Real Estate Investment Trust, Inc., a Maryland corporation, as the sole general partner of Wells Operating Partnership, L.P., a Delaware limited partnership ("Borrower"), does hereby certify to you as follows:

     (1) We have reviewed the provisions of the Revolving Loan Agreement between Borrower and you, dated as of _______________, 2000 (the "Loan Agreement"), and we have caused to be made under our supervision a review of the activities of Borrower during the above-referenced period with a view toward determining whether Borrower has kept, observed, performed, and fulfilled all of its obligations under the Loan Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     (2) To the best of our knowledge, Borrower has kept, observed, performed, and fulfilled each and every undertaking contained in the Loan Agreement and is not at this time in default in the observance or performance of any of the terms or conditions of the Loan Agreement, and no Default or Event of Default has occurred and is continuing, except as follows:

     (3) We further certify to you that no material adverse change has occurred in the financial condition or the business of Borrower or Wells REIT since the date of the Loan Agreement and that all representations and warranties set forth within the Loan Agreement are true and complete as of the date hereof.

     Executed this ____ day of __________________, 20___.


                              _________________________________________
                              Name:____________________________________
                              Title:___________________________________

________________________________________________________________________________
                                            Revolving Loan Agreement - Exhibit B
                                                 Wells Operating Partnership LP.